     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2000


                                            REGISTRATION STATEMENT NO. 333-30548
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 7

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              SCREAMINGMEDIA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                            7389                           13-4042678
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                        601 WEST 26TH STREET, 13TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 691-7900
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 KEVIN C. CLARK
                            CHIEF EXECUTIVE OFFICER
                        601 WEST 26TH STREET, 13TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 691-7900
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

            DAVID J. GOLDSCHMIDT, ESQ.                            STEPHEN L. BURNS, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                    CRAVATH, SWAINE & MOORE
                FOUR TIMES SQUARE                                   825 EIGHTH AVENUE
          NEW YORK, NEW YORK 10036-6522                       NEW YORK, NEW YORK 10019-7475
                  (212) 735-3000                                      (212) 474-1000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE

     The sole purpose of this Amendment is to file an exhibit to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by the Company. All amounts are estimates, other than the registration fee and the NASD fee.

Registration fee............................................  $   19,800
NASD fee....................................................       8,000
Nasdaq National Market application and listing fee..........      95,000
Accounting fees and expenses................................     550,000
Legal fees and expenses.....................................     850,000
Printing and engraving......................................     600,000
Transfer Agent fees and expenses............................       3,500
Miscellaneous expenses......................................     373,700
                                                              ----------
          Total.............................................  $2,500,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of ScreamingMedia) by reason of the fact that the person is or was a director, officer, agent or employee of the ScreamingMedia or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of ScreamingMedia, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the ScreamingMedia as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to ScreamingMedia, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to ScreamingMedia or its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     - for any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Delaware law.

     Our Amended and Restated Bylaws provide that:

     - we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

     - we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our Board of Directors; and

     - we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

     The indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restate Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since its inception, we have issued and sold the following securities:

     On October 20, 1998, our predecessor The Interactive Connection, Inc., issued a convertible promissory note to Jay Chiat, in the amount of $250,000, due on October 19, 2001. This note was converted in April 1999 for 201,496 shares of Common Stock.

     On January 28, 1999, we issued a total of 2,799,603 shares of Common Stock to common stockholders of Interactive, who received one share of Common Stock of the Company in exchange for each Common Share of Interactive. In addition, each Preferred Stockholder of The Interactive Connection, Inc. received two shares of the Company's Common Stock in exchange for each share of Interactive's Preferred Stock owned. We also issued 101,190 shares of common stock to Brian Cavanaugh in exchange for services rendered to the Company and 269,841 shares each of common stock to Ken Lerer and Peter Leitner. These transactions are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     On February 15, 1999, we issued convertible promissory notes to James D. Robinson, Linda Robinson, Ken Lerer and Kevin C. Clark for a total amount of $250,000, due on December 10, 2001. All notes were converted in April 1999 for a total of 201,496 shares of Common Stock and are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     On March 9, 1999, we issued a convertible promissory note to Brian Cavanaugh, in the amount of $50,000, due on December 10, 2001. This note was converted in April 1999 for 40,301 shares of Common Stock and is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     On March 18, 1999, we issued and sold 1,107,366 shares of Series A Preferred Stock for gross proceeds of $4.0 million to accredited investors, exempt from the registration requirements of the Securities Act pursuant to Regulation D.

     In April 1999, we issued and sold an additional 419,719 shares of Series A Preferred Stock to accredited investors for gross proceeds of $1.5 million exempt from the registration requirements of the Securities Act pursuant to Regulation D.

     In April 1999, we granted Danny Hills, Peter Adams, George Russell and George Cain, members of our advisory board, options to purchase an aggregate of 74,962 shares of Common Stock at $1.34 per share, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 701.

     In July 1999, we granted Brian Cavanaugh, Steve Tempini and Chris O'Brien, members of our advisory board, options to purchase an aggregate 56,221 shares of common stock at $1.34 per share, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 701.

     In July 1999, we granted Wm. Brian Little, a director of the Company, a five-year option to purchase 37,479 shares of Common Stock at $1.34 per share. All options granted to directors and advisors were fully vested upon grant and are exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     In August 1999, we issued 4,048 shares of common stock to Elena Salij in consideration for consultancy services, exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     On August 16, 1999, we issued a warrant to Mad Dogs and Englishmen for the issue of 9,034 shares of common stock at an exercise price of $4.15 per share, exempt from the registration requirements of the Securities Act pursuant to
Section 4(2).

     On October 6, 1999, we issued and sold 2,678,572 shares of our Series B Convertible Preferred Stock at a price of $11.20 per share with Deutshe Bank Securities Inc. serving as our exclusive placement agent to a group of institutional accredited investors and a limited number of individuals, exempt from the registration requirements pursuant to Section 4(2) and Regulation D.

     On December 27, 1999, we granted a non-qualified stock option to Wm. Brian Little to purchase 20,759 shares of Common Stock at an exercise price of $2.41 per share, exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     On June 15, 1999, we issued a warrant to HutSachs Studio for the issue of 19,275 shares, at an exercise price of $2.60 per share, exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     On July 14, 2000, we issued a warrant to 601 West Associates, LLC for the issue of 79,365 shares of common stock at an exercise price of $12.60 per share, exempt from the registration requirements of the Securities Act pursuant to
Section 4(2).

     On July 17, 2000, we issued and sold 8,254,227 shares of our Series C Convertible Preferred Stock at a price of $5.81 per share to a group of institutional accredited investors, exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

     In addition, as of July 17, 2000, the Company has granted options to purchase a total of 5,585,149 shares of Common Stock to employees, including certain senior managers, at a weighted average exercise price of approximately $2.43 per share, exempt from the registration requirements of the Securities Act pursuant to Rule 701. The Company has granted an additional 528,714 options with an exercise price equal to the initial public offering price of our common stock pursuant to Rule 701.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a. Exhibits

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
1        Form of Underwriting Agreement.+
3.1      Amended and Restated Certificate of Incorporation of the
         Company.+
3.1.1    Certificate of Amendment+
3.2      Form of Amended and Restated By-laws of the Company.+
4.1      Form of ScreamingMedia's stock certificate.+
4.2      Form of ScreamingMedia's Rights Plan.+
5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.+
10.1     Master Lease Agreement No. 13330 dated July 16, 1999 by and among the Registrant and Data General Corporation.+
10.2     Master Agreement No. 2430 dated December 9, 1999 by and
         among the Registrant and Cisco Systems Capital Corporation.+
10.3     Master Lease Agreement No. 7345913 dated May 25, 1999 by and among the Registrant and Dell Financial Services L.P.+
10.4.1   Agreement of Lease dated March 31, 1999, by and among the
         Registrant and 601 West Associates LLC.+
10.4.2   First Lease Modification Agreement dated June 18, 1999 by
         and among the Registrant and 601 West Associates LLC.+
10.5     Sublease Agreement dated February 4, 2000 by and among the
         Registrant and Tomar Studio, Inc.+
10.6     Warrant Agreement dated June 7, 1999, by and among the
         Registrant and Deutsche Bank Securities Inc.+
10.7     Warrant Agreement dated June 10, 1999, by and among the
         Registrant and Carter, Ledyard, Milburn, LLP.+
10.8     Warrant Agreement dated February 4, 2000 by and among the
         Registrant and Tomar Associates, Inc.+
10.9     Letter Employment Agreement dated June 7, 1999 between the
         Registrant and Marianne Howatson.+
10.10    Employment Agreement dated November 8, 1999, between the
         Registrant and Kevin C. Clark.+
10.11    Series A Preferred Stock Purchase Agreement dated as of June
         8, 1999 by and among the Registrant, the investors named
         therein and i-Recall, Inc.+
10.12    Preferred Stock Purchase Agreement of Series A Preferred
         Stock dated as of May 14, 1999 by and among the Registrant and SoftCom, Inc.+
10.13    1999 Stock Option Plan.+
10.14    Form of 2000 Equity Incentive Plan.+
10.15    Form of ScreamingMedia Management Incentive Plan.+
10.16    Agreement dated April 1999, by and among the Registrant and
         Robinson, Lerer & Montgomery.+
10.17    Warrant Agreement dated June 15, 1999 by and among the
         Registrant and Hut Sachs Studio.+
10.18    Form of Employee Stock Purchase Plan.+
10.19    Common Stock Purchase Agreement dated April 6, 2000 between the Registrant and Spyglass, Inc.+
10.20.1  Agreement dated January 28, 2000 by and among the
         Registrant, Tomar Studios, Inc. and Jay Chiat.+

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10.20.2  Amendment No. 1 to Agreement by and among the Registrant,
         Tomar Studios, Inc. and Jay Chiat dated February 4, 2000.+
10.20.3  Guaranty of Jay Chiat dated February 4, 2000.+
10.21    Master Lease Agreement dated March 2, 2000 between the
         Registrant and Jacom Computer Services, Inc.+
10.22    Lease Agreement dated February 17, 2000 between the
         Registrant and Working Capital Technologies of America.+
10.23    Lease Agreement dated June 13, 2000 between the Registrant and Northburgh House Limited.+
10.24    Warrant Agreement dated August 16, 1999 between the
         Registrant and Mad Dogs and Englishmen.+
10.25    Employment Agreement dated March 8, 2000 between the
         Registrant and David Obstler.+
10.26    Employment Agreement dated May 26, 2000 between the
         Registrant and J. Terrence Waters.+
10.27    Investor Rights Agreement dated October 6, 1999 between the
         Registrant and the holders of Series B Convertible Preferred
         Stock.+
10.28    Form of Investor Rights Agreement dated July 17, 2000
         between the Registrant and the holders of Series C
         Convertible Preferred Stock.+
10.29    Lease Modification and Expansion Agreement dated July 14,
         2000 between the Registrant and 601 West Associates, LLC.+
10.30    Common Stock Purchase Warrant dated July 14, 2000 between
         the Registrant and 601 West Associates, LLC.+
16       Letter regarding change in certifying accountant.+
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of David Tarlow & Co., C.P.A., P.C.+
23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in Exhibit 5.1).+
24       Power of Attorney.+
24.1     Power of Attorney of Robert B. Peck.+
24.2     Power of Attorney of David C. Hodgson+
27.1     Financial Data Schedule.+
99.1     Consent of thehealthchannel.com.+
99.2     Consent of The Black World Today.+
99.3     Consent of Sun Microsystems, Inc.+
99.4     Consent of EVOTE.COM.+
99.5     Consent of InteliHealth.+
99.6     Consent of IDC.+
99.7     Consent of United Media relating to the logo of Scripps
         Howard News Service.+
99.8     Consent of Christian Science Monitor.+
99.9     Consent of New York Times Syndicate.+
99.10    Consent of USA Today.com.+
99.11    Consent of Knight Ridder/Tribune.+
99.12    Consent of Brill Editorial Services, Inc.+

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
99.13    Consent of Red Herring Communications, Inc.+
99.14    Consent of Marks & Frederick Associates LLC as agent for
         Deutsche Presse-Agentur GmbH.+
99.15    Consent of Imagine Media, Inc.+

---------------
+ Previously filed.

b. Financial Statement Schedules

     None.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake to provide to the underwriters at the closing certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 14, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrants against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 2000.

                                         SCREAMINGMEDIA INC.

                                          By:                  *
                                            ------------------------------------
                                              Name: Kevin C. Clark
                                              Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                   TITLE                             DATE
              ---------                                   -----                             ----
                  *                               Chairman of the Board                August 2, 2000
------------------------------------
              Jay Chiat

                  *                       President Chief Operating Officer and        August 2, 2000
------------------------------------                     Director
           Alan S. Ellman

                  *                        Chief Executive Officer and Director        August 2, 2000
------------------------------------
           Kevin C. Clark

                  *                              Chief Financial Officer               August 2, 2000
------------------------------------
          David M. Obstler

                  *                            Principal Accounting Officer            August 2, 2000
------------------------------------
           Robert B. Peck

                  *                      General Counsel, Secretary and Director       August 2, 2000
------------------------------------
          William P. Kelly

                  *                                      Director                      August 2, 2000
------------------------------------
        James D. Robinson III

                  *                                      Director                      August 2, 2000
------------------------------------
          Wm. Brian Little

                  *                                      Director                      August 2, 2000
------------------------------------
          Kenneth B. Lerer

                  *                                      Director                      August 2, 2000
------------------------------------
         Patrick J. McNeela

                  *                                      Director                      August 2, 2000
------------------------------------
          David C. Hodgson

      *By: /s/ WILLIAM P. KELLY
   ------------------------------
          Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
1        Form of Underwriting Agreement.+
3.1      Amended and Restated Certificate of Incorporation of the
         Company.+
3.1.1    Certificate of Amendment.+
3.2      Form of Amended and Restated By-laws of the Company.+
4.1      Form of ScreamingMedia's stock certificate.+
4.2      Form of ScreamingMedia's Rights Plan.+
5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.+
10.1     Master Lease Agreement No. 13330 dated July 16, 1999 by and among the Registrant and Data General Corporation.+
10.2     Master Agreement No. 2430 dated December 9, 1999 by and
         among the Registrant and Cisco Systems Capital Corporation.+
10.3     Master Lease Agreement No. 7345913 dated May 25, 1999 by and among the Registrant and Dell Financial Services, L.P.+
10.4.1   Agreement of Lease dated March 31, 1999, by and among the
         Registrant and 601 West Associates LLC.+
10.4.2   First Lease Modification Agreement dated June 18, 1999 by
         and among the Registrant and 601 West Associates LLC.+
10.5     Sublease Agreement dated February 4, 2000 by and among the
         Registrant and Tomar Studios, Inc.+
10.6     Warrant Agreement dated June 7, 1999, by and among the
         Registrant and Deutsche Bank Securities Inc.+
10.7     Warrant Agreement dated June 10, 1999, by and among the
         Registrant and Carter, Ledyard, Milburn, LLP.+
10.8     Warrant Agreement dated February 4, 2000 by and among the
         Registrant and Tomar Studios, Inc.+
10.9     Letter Employment Agreement date June 7, 1999 between the
         Registrant and Marianne Howatson.+
10.10    Employment Agreement dated November 8, 1999, 2000 between
         the Registrant and Kevin C. Clark.+
10.11    Series A Preferred Stock Purchase Agreement dated as of June
         8, 1999 by and among the Registrant, the investors named
         therein and i-Recall, Inc.+
10.12    Preferred Stock Purchase Agreement of Series A Preferred
         Stock dated as of May 14, 1999 by and among the Registrant and SoftCom, Inc.+
10.13    1999 Stock Option Plan.+
10.14    Form of 2000 Equity Incentive Plan.+
10.15    Form of ScreamingMedia Management Incentive Plan.+
10.16    Agreement dated April 1999, by and among the Registrant and
         Robinson, Lerer & Montgomery.+
10.17    Warrant Agreement dated June 15, 1999, by and among the
         Registrant and Hut Sachs Studio.+
10.18    Form of Employee Stock Purchase Plan.+
10.19    Common Stock Purchase Agreement dated April 6, 2000 between the Registrant and Spyglass, Inc.+
10.20.1  Agreement dated January 29, 2000 by and among the
         Registrant, Tomar Studios, Inc. and Jay Chiat.+
10.20.2  Amendment No. 1 to Agreement by and among the Registrant,
         Tomar Studios, Inc. and Jay Chiat dated February 4, 2000.+

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10.20.3  Guaranty of Jay Chiat dated February 4, 2000.+
10.21    Master Lease Agreement dated March 2, 2000 between the
         Registrant and Jacom Computer Services, Inc.+
10.22    Lease Agreement dated February 17, 2000 between the
         Registrant and Working Capital Technologies of America.+
10.23    Lease Agreement dated June 13, 2000 between the Registrant and Northburgh House Limited.+
10.24    Warrant Agreement dated August 16, 1999 between the
         Registrant and Mad Dogs and Englishmen.+
10.25    Employment Agreement dated March 8, 2000 between the
         Registrant and David Obstler.+
10.26    Employment Agreement dated May 26, 2000 between the
         Registrant and J. Terrence Waters.+
10.27    Investor Rights Agreement dated October 6, 1999 between the
         Registrant and the holders of Series B Convertible Preferred
         Stock.+
10.28    Form of Investor Rights Agreement dated July 17, 2000
         between the Registrant and the holders of Series C
         Convertible Preferred Stock.+
10.29    Lease Modification and Expansion Agreement dated July 14,
         2000 between the Registrant and 601 West Associates, LLC.+
10.30    Common Stock Purchase Warrant dated July 14, 2000 between
         the Registrant and 601 West Associates, LLC.+
16       Letter regarding change in certifying accountant.+
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of David Tarlow & Co., C.P.A., P.C.+
24       Power of Attorney.+
24.1     Power of Attorney of Robert B. Peck.+
24.2     Power of Attorney of David C. Hodgson+
27.1     Financial Data Schedule.+
99.1     Consent of thehealthchannel.com.+
99.2     Consent of The Black World Today.+
99.3     Consent of Sun Microsystems, Inc.+
99.4     Consent of EVOTE.COM.+
99.5     Consent of InteliHealth.+
99.6     Consent of IDC.+
99.7     Consent of United Media relating to the logo of Scripps
         Howard News Service.+
99.8     Consent of Christian Science Monitor.+
99.9     Consent of New York Times Syndicate.+
99.10    Consent of USA Today.com.+
99.11    Consent of Knight Ridder/Tribune.+
99.12    Consent of Brill Editorial Services, Inc.+
99.13    Consent of Red Herring Communications, Inc.+
99.14    Consent of Marks & Frederick Associates LLC as agent for
         Deutsche Presse-Agentur GmbH.+
99.15    Consent of Imagine Media, Inc.+


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+ Previously filed.